EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed Registration Statement File No. 333-30715.


/s/ ARTHUR ANDERSEN LLP
San Francisco, California
March 29, 2000


EXHIBIT 23.2

 INDEPENDENT AUDITORS CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-30715 of PG&E Funding LLC on Form S-3, as amended, of our report dated March 29, 2000, appearing in this Annual Report on Form 10-K of PG&E Funding LLC for the year ended December 31,
1999.


/s/ Deloitte & Touche  LLP
San Francisco, California